EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for First Quarter of 2022

BIRMINGHAM, Ala., April 18, 2022 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE:SFBS), today announced earnings and operating results for the quarter ended March 31, 2022.

First Quarter 2022 Highlights:

  Diluted earnings per share were $1.06 for the first quarter, an increase of 12% over the first quarter of 2021. Excluding income on Paycheck Protection Program (“PPP”) loans, diluted earnings per share were $0.99 for the first quarter of 2022 compared to $0.79 for the first quarter of 2021, a 25% increase
  Entered the Piedmont region of North Carolina and hired veteran banker Rick Manley as Regional CEO
  Total loans grew $366.0 million during the first quarter of 2022. Total loans, excluding the impact of PPP loan forgiveness, grew $488.6 million, or 21% annualized, during the quarter
  Deposits were $12.4 billion at March 31, 2022, a 17% increase year over year
  Excess funds were $3.34 billion at March 31, 2022
  Tangible book value per share increased 13.7% year over year
  Return on equity exceeded 20% for the quarter

Tom Broughton, Chairman, President and CEO, said, “We continue to see strong economic activity in our southeastern footprint and saw the first improvement in commercial and industrial line utilization in the quarter since the beginning of the pandemic.”

Bud Foshee, CFO, said, “Liquidity continues to exceed $3.3 billion despite strong loan growth and continued securities purchases.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending March 31, 2022	Period Ending December 31, 2021	% Change From Period Ending December 31, 2021 to Period Ending March 31, 2022	Period Ending March 31, 2021	% Change From Period Ending March 31, 2021 to Period Ending March 31, 2022
QUARTERLY OPERATING RESULTS
Net Income	$57,613	$53,753	7%	$51,455	12%
Net Income Available to Common Stockholders	$57,613	$53,722	7%	$51,455	12%
Diluted Earnings Per Share	$1.06	$0.99	7%	$0.95	12%
Return on Average Assets	1.53%	1.40%		1.72%
Return on Average Common Stockholders' Equity	20.09%	18.75%		19.83%
Average Diluted Shares Outstanding	54,522,042	54,493,959		54,381,991

BALANCE SHEET
Total Assets	$15,339,419	$15,448,806	(1)%	$12,647,374	21%
Loans	9,898,957	9,532,934	4%	8,504,980	16%
Non-interest-bearing Demand Deposits	4,889,495	4,799,767	2%	3,044,611	61%
Total Deposits	12,408,755	12,452,836	-%	10,577,610	17%
Stockholders' Equity	1,172,975	1,152,015	2%	1,030,485	14%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $57.6 million for the quarter ended March 31, 2022, compared to net income and net income available to common stockholders of $51.5 million for the same quarter in 2021. Basic and diluted earnings per common share were $1.06 for the first quarter of 2022, compared to $0.95 for the first quarter of 2021. Excluding the impact of PPP, net income and net income available to common stockholders was $54.0 million for the quarter ended March 31, 2022, compared to net income and net income available to common stockholders of $42.9 million for the same quarter in 2021. Excluding the impact of PPP, basic and diluted earnings per common share were $0.99 for the first quarter of 2022, compared to $0.79 for the first quarter of 2021 (see GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures section).

Annualized return on average assets was 1.53% and annualized return on average common stockholders’ equity was 20.09% for the first quarter of 2022, compared to 1.72% and 19.83%, respectively, for the first quarter of 2021.

Net interest income was $105.7 million for the first quarter of 2022, compared to $101.2 million for the fourth quarter of 2021 and $92.4 million for the first quarter of 2021. The net interest margin improved to 2.89% in the first quarter of 2022 compared to 2.71% in the fourth quarter of 2021. The net interest margin was 3.20% in the first quarter of 2021. Accretion of net fees on PPP loans of $4.5 million during the first quarter of 2022 contributed 19 basis points of the loan yield, compared to $5.1 million during the fourth quarter of 2021, or 22 basis points and $9.1 million during the first quarter of 2021, or 43 basis points.

Average loans for the first quarter of 2022 were $9.65 billion, an increase of $587.6 million, or 25.7% annualized, with average loans of $9.06 billion for the fourth quarter of 2021, and an increase of $1.13 billion, or 13.3%, with average loans of $8.51 billion for the first quarter of 2021. Excluding PPP loans, average loans grew $730.7 million, or by 33.9% annualized, during the first quarter of 2022 and grew $1.92 billion, or by 25.5%, year-over-year.

Average total deposits for the first quarter of 2022 were $12.38 billion, a decrease of $7.8 million compared to average deposits for the fourth quarter of 2021, and an increase of $2.20 billion, or 21.6%, with average total deposits of $10.18 billion for the first quarter of 2021.

Non-performing assets to total assets were 0.14% for the first quarter of 2022, an increase of five basis points compared to 0.09% for the fourth quarter of 2021 and a decrease of two basis points compared to 0.16% for the first quarter of 2021. Annualized net charge-offs to average loans were 0.11%, an eight basis point increase compared to 0.03% for the fourth quarter of 2021 and an increase of nine basis points compared to 0.02% for the first quarter of 2021. The allowance for credit losses as a percentage of total loans was 1.21% at March 31, 2022, a decrease of one basis point compared to 1.22% at December 31, 2021, and an increase of nine basis points compared to 1.12% at March 31, 2021. Excluding PPP loans, the allowance for credit losses as a percentage of total loans at March 31, 2022, December 31, 2021, and March 31, 2021, was 1.22%, 1.25% and 1.26%, respectively. We recorded a $5.4 million provision for credit losses in the first quarter of 2022 compared to $8.5 million in the fourth quarter of 2021 and $7.5 million in the first quarter of 2021.

Non-interest income for the first quarter of 2022 decreased $515,000, or 6.1%, to $7.9 million from $8.5 million in the first quarter of 2021, and increased $583,000, or 7.93%, on a linked quarter basis. Service charges on deposit accounts increased $234,000, or 12.3%, to $2.1 million from the first quarter of 2021 to the first quarter of 2022. Mortgage banking revenue decreased $2.2 million to $526,000 from the first quarter of 2021 to the first quarter of 2022, and increased $55,000 or 11.7%, on a linked quarter basis. We started retaining our mortgage loans in the second quarter of 2021 to increase earning assets and use excess liquidity. As of March 31, 2022, we had retained a total of 313 1-4 family mortgages with an aggregate balance of $117.9 million. Net credit card revenue increased $1.2 million, or 99.0%, to $2.4 million during the first quarter of 2022, compared to $1.2 million during the first quarter of 2021, and increased $172,000, or 7.8%, on a linked quarter basis. The number of credit card accounts increased approximately 29% and the aggregate amount of spend on all credit card accounts increased 32% during the first quarter of 2022 compared to the first quarter of 2021. We recognized a $3.3 million loss on the sale of available for sale debt securities during the first quarter of 2022. We sold eight debt securities that were yielding less than 1.00%. Other income for the first quarter of 2022 increased $3.6 million when compared to the first quarter of 2021. The interest rate cap we bought in May of 2020 increased in value during the first quarter of 2022, contributing $3.4 million to the increase in other income. Merchant service revenue increased from $191,000 during the first quarter of 2021 to $336,000 during the first quarter of 2022.

Non-interest expense for the first quarter of 2022 increased $8.3 million, or 28.7%, to $37.2 million from $28.9 million in the first quarter of 2021, and decreased $1.3 million, or 3.3%, on a linked quarter basis. The efficiency ratio was 32.74% during the first quarter of 2022 compared to 28.68% during the first quarter of 2021 and compared to 35.47% during the fourth quarter of 2021. Salary and benefit expense for the first quarter of 2022 increased $2.8 million, or 17.7%, to $18.3 million from $15.6 million in the first quarter of 2021, and increased $998,000, or 5.8%, on a linked quarter basis. The number of FTE employees increased by 20 to 511 at March 31, 2022 compared to 491 at March 31, 2021 and increased by 9 from the end of the fourth quarter of 2021. Equipment and occupancy expense increased $279,000, or 10.5%, to $2.9 million in the first quarter of 2022, from $2.7 million in the first quarter of 2021 and increased $23,000 on a linked-quarter basis. Third party processing and other services expense increased $2.2 million, or 64.1%, to $5.6 million in the first quarter of 2022, from $3.4 million in the first quarter of 2021 and increased $749,000, on a linked-quarter basis. Professional services expense increased $69,000, or 7.5%, to $992,000 in the first quarter of 2022, from $923,000 in the first quarter of 2021 and increased $79,000 on a linked-quarter basis. FDIC and other regulatory assessments decreased $450,000 to $1.1 million in the first quarter of 2022, from $1.6 million in the first quarter of 2021, and increased $90,000, or 8.6%, on a linked quarter basis. Our assessment rate decreased when we started reporting as a large financial institution in the third quarter of 2021. Other operating expenses for the first quarter of 2022 increased $3.6 million, or 77.9%, to $8.3 million from $4.6 million in the first quarter of 2021, and decreased $3.2 million, on a linked-quarter basis. We recognized $874,000 of expenses during the first quarter of 2022 and $3.0 million of expenses during the fourth quarter of 2021 associated with the conversion to a new core operating system scheduled to take place in the fourth quarter of 2022. We wrote down investments in new market tax credit entities by $2.5 million during the first quarter of 2022 and by $6.0 million during the fourth quarter of 2021. We increased our reserve for unfunded loan commitments by $300,000 during the first quarter of 2022 compared to $600,000 during the first quarter of 2021 and decreased the reserve by $1.7 million during the fourth quarter of 2021.

Income tax expense increased $469,000, or 3.6%, to $13.5 million in the first quarter of 2022, compared to $13.0 million in the first quarter of 2021. Our effective tax rate was 18.96% for the first quarter of 2022 compared to 20.18% for the first quarter of 2021. We recognized an aggregate of $3.1 million in credits during the first quarter of 2022 related to investments in new market tax credits. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the first quarters of 2022 and 2021 of $571,000 and $1.6 million, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We originated over 7,400 Paycheck Protection Program (“PPP”) loans with an aggregate balance of approximately $1.5 billion during the COVID-19 pandemic. As of March 31, 2022, we had outstanding PPP loans of $107.6 million, compared to $967.7 million as of March 31, 2021. Financial measures in this press release that are presented adjusted for our PPP activities are net income available to common stockholders, basic and diluted earnings per share and total loans. These financial measures exclude the impact of PPP loans, net of tax, and are considered non-GAAP financial measures. This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net income available to common stockholders - GAAP	$57,613	$51,455
Adjustments:
PPP loan income	(4,869)	(11,411)
Tax on adjustment	1,222	2,864
Adjusted net income available to common stockholders -
non-GAAP	$53,966	$42,908

Diluted earnings per share - GAAP	$1.06	0.95
Adjustments:
PPP loan income	(0.09)	(0.21)
Tax on adjustment	0.02	0.05
Adjusted diluted earnings per share - non-GAAP	$0.99	$0.79

	At March 31, 2022	At December 31, 2021	At September 30, 2021	At June 30, 2021	At March 31, 2021
Book value per share - GAAP	$21.61	$21.24	$20.56	$19.80	$19.03
Total common stockholders' equity - GAAP	1,172,975	1,152,015	1,114,293	1,073,284	1,030,485
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,638)	(13,705)	(13,773)	(13,841)
Tangible common stockholders' equity - non-GAAP	$1,159,360	$1,138,377	$1,100,588	$1,059,511	$1,016,644
Tangible book value per share - non-GAAP	$21.36	$20.99	$20.30	$19.55	$18.78

Stockholders' equity to total assets - GAAP	7.65%	7.46%	7.63%	8.13%	8.15%
Total assets - GAAP	$15,339,419	$15,448,806	$14,602,228	$13,207,319	$12,647,374
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,638)	(13,705)	(13,773)	(13,841)
Total tangible assets - non-GAAP	$15,325,804	$15,435,168	$14,588,523	$13,193,546	$12,633,533
Tangible common equity to total tangible assets - non-GAAP	7.56%	7.38%	7.54%	8.03%	8.05%

Total loans - GAAP	$9,898,957	$9,532,934	$8,812,811	$8,649,694	$8,504,980
Adjustments:
Adjusted to exclude PPP loans	(107,565)	(230,184)	(387,725)	(595,017)	(967,641)
Loans, excluding PPP loans - non-GAAP	$9,791,392	$9,302,750	$8,425,086	$8,054,677	$7,537,339

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Atlanta and Columbus, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships, including in light of the continuing high rate of domestic inflation; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic measures intended to curb rising inflation; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2021, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021
CONSOLIDATED STATEMENT OF INCOME
Interest income	$113,188	$108,954	$104,236	$102,719	$100,396
Interest expense	7,466	7,804	7,916	8,051	8,031
Net interest income	105,722	101,150	96,320	94,668	92,365
Provision for credit losses	5,362	8,451	5,963	9,652	7,451
Net interest income after provision for credit losses	100,360	92,699	90,357	85,016	84,914
Non-interest income	7,948	7,365	8,026	9,598	8,463
Non-interest expense	37,218	38,489	34,377	31,309	28,914
Income before income tax	71,090	61,575	64,006	63,305	64,463
Provision for income tax	13,477	7,822	11,507	13,278	13,008
Net income	57,613	53,753	52,499	50,027	51,455
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$57,613	$53,722	$52,499	$49,996	$51,455
Earnings per share - basic	$1.06	$0.99	$0.97	$0.92	$0.95
Earnings per share - diluted	$1.06	$0.99	$0.96	$0.92	$0.95
Average diluted shares outstanding	54,522,042	54,493,959	54,477,740	54,460,230	54,381,991

CONSOLIDATED BALANCE SHEET DATA
Total assets	$15,339,419	$15,448,806	$14,602,228	$13,207,319	$12,647,374
Loans	9,898,957	9,532,934	8,812,811	8,649,694	8,504,980
Debt securities	1,617,977	1,305,527	984,600	1,013,783	962,129
Non-interest-bearing demand deposits	4,889,495	4,799,767	4,366,654	3,296,429	3,044,611
Total deposits	12,408,755	12,452,836	12,078,670	10,958,236	10,577,610
Borrowings	64,711	64,706	64,701	64,696	64,691
Stockholders' equity	$1,172,975	$1,152,015	$1,114,293	$1,073,284	$1,030,485

Shares outstanding	54,282,132	54,227,060	54,207,147	54,201,204	54,137,650
Book value per share	$21.61	$21.24	$20.56	$19.80	$19.03
Tangible book value per share (1)	$21.36	$20.99	$20.30	$19.55	$18.78

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.89%	2.71%	2.85%	3.06%	3.20%
Return on average assets	1.53%	1.40%	1.50%	1.56%	1.72%
Return on average common stockholders' equity	20.09%	18.75%	18.93%	18.98%	19.83%
Efficiency ratio	32.74%	35.47%	32.95%	30.03%	28.68%
Non-interest expense to average earning assets	1.02%	1.03%	1.01%	1.01%	1.00%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	9.86%	9.95%	10.46%	10.60%	10.73%
Tier 1 capital to risk-weighted assets	9.87%	9.96%	10.47%	10.60%	10.73%
Total capital to risk-weighted assets	11.43%	11.58%	12.18%	12.36%	12.48%
Tier 1 capital to average assets	7.67%	7.39%	7.80%	8.10%	8.25%
Tangible common equity to total tangible assets (1)	7.56%	7.38%	7.54%	8.03%	8.05%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2022	March 31, 2021	% Change
ASSETS
Cash and due from banks	$103,439	$70,107	48%
Interest-bearing balances due from depository institutions	3,315,312	2,738,046	21%
Federal funds sold	24,638	1,577	1,462%
Cash and cash equivalents	3,443,389	2,809,730	23%
Available for sale debt securities, at fair value	784,673	961,879	(18)%
Held to maturity debt securities (fair value of $799,347 at March 31, 2022 and $250 at March 31, 2021)	833,304	250	N/M
Restricted equity securities	7,734	-	N/M
Mortgage loans held for sale	403	15,834	(97)%
Loans	9,898,957	8,504,980	16%
Less allowance for credit losses	(119,463)	(94,906)	26%
Loans, net	9,779,494	8,410,074	16%
Premises and equipment, net	59,908	56,472	6%
Goodwill and other identifiable intangible assets	13,615	13,841	(2)%
Other assets	416,898	379,294	10%
Total assets	$15,339,419	$12,647,374	21%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$4,889,495	$3,044,611	61%
Interest-bearing	7,519,260	7,532,999	-%
Total deposits	12,408,755	10,577,610	17%
Federal funds purchased	1,639,238	911,558	80%
Other borrowings	64,711	64,691	-%
Other liabilities	53,740	63,030	(15)%
Total liabilities	14,166,444	11,616,889	22%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
March 31, 2022 and March 31, 2021	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 54,282,132 shares issued and outstanding at March 31, 2022, and 54,137,650 shares issued and outstanding
at March 31, 2021	54	54	-%
Additional paid-in capital	227,127	224,302	1%
Retained earnings	956,169	788,875	21%
Accumulated other comprehensive (loss) income	(10,875)	16,754	N/M
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,172,475	1,029,985	14%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,172,975	1,030,485	14%
Total liabilities and stockholders' equity	$15,339,419	$12,647,374	21%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended March 31,
	2022	2021
Interest income:
Interest and fees on loans	$103,105	$93,803
Taxable securities	8,223	5,807
Nontaxable securities	43	107
Federal funds sold	13	3
Other interest and dividends	1,804	676
Total interest income	113,188	100,396
Interest expense:
Deposits	5,843	6,881
Borrowed funds	1,623	1,150
Total interest expense	7,466	8,031
Net interest income	105,722	92,365
Provision for credit losses	5,362	7,451
Net interest income after provision for credit losses	100,360	84,914
Non-interest income:
Service charges on deposit accounts	2,142	1,908
Mortgage banking	526	2,747
Credit card income	2,372	1,192
(Loss) on sale of debt securities	(3,335)	-
Increase in cash surrender value life insurance	1,608	1,658
Other operating income	4,635	958
Total non-interest income	7,948	8,463
Non-interest expense:
Salaries and employee benefits	18,301	15,543
Equipment and occupancy expense	2,933	2,654
Third party processing and other services	5,605	3,416
Professional services	992	923
FDIC and other regulatory assessments	1,132	1,582
Other real estate owned expense	3	157
Other operating expense	8,252	4,639
Total non-interest expense	37,218	28,914
Income before income tax	71,090	64,463
Provision for income tax	13,477	13,008
Net income	57,613	51,455
Dividends on preferred stock	-	-
Net income available to common stockholders	$57,613	$51,455
Basic earnings per common share	$1.06	$0.95
Diluted earnings per common share	$1.06	$0.95

LOANS BY TYPE (UNAUDITED)
(In thousands)

	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021
Commercial, financial and agricultural	$2,955,927	$2,984,053	$2,927,845	$3,105,243	$3,323,093
Real estate - construction	1,164,690	1,103,076	887,938	782,305	666,592
Real estate - mortgage:
Owner-occupied commercial	1,919,811	1,874,103	1,809,840	1,726,888	1,698,695
1-4 family mortgage	926,697	826,765	765,102	707,546	685,840
Other mortgage	2,869,158	2,678,084	2,357,812	2,262,231	2,068,560
Subtotal: Real estate - mortgage	5,715,666	5,378,952	4,932,754	4,696,665	4,453,095
Consumer	62,674	66,853	64,274	65,481	62,200
Total loans	$9,898,957	$9,532,934	$8,812,811	$8,649,694	$8,504,980

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021
Allowance for credit losses:
Beginning balance	$116,660	$108,950	$104,670	$94,906	$87,942
Loans charged off:
Commercial financial and agricultural	2,574	1,285	1,541	150	477
Real estate - construction	-	14	-	-	-
Real estate - mortgage	27	-	208	59	12
Consumer	75	141	86	54	87
Total charge offs	2,676	1,440	1,835	263	576
Recoveries:
Commercial financial and agricultural	105	671	140	298	26
Real estate - construction	-	-	-	2	50
Real estate - mortgage	-	18	4	62	2
Consumer	12	10	8	13	11
Total recoveries	117	699	152	375	89
Net charge-offs (recoveries)	2,559	741	1,683	(112)	487
Provision for credit losses	5,362	8,451	5,963	9,652	7,451
Ending balance	$119,463	$116,660	$108,950	$104,670	$94,906

Allowance for credit losses to total loans	1.21%	1.22%	1.24%	1.21%	1.12%
Allowance for credit losses to total average
loans	1.24%	1.29%	1.26%	1.21%	1.11%
Net charge-offs (recoveries) to total average loans	0.11%	0.03%	0.08%	(0.01)%	0.02%
Provision for credit losses to total average
loans	0.23%	0.37%	0.27%	0.45%	0.35%
Nonperforming assets:
Nonaccrual loans	$14,738	$6,762	$9,145	$12,301	$13,088
Loans 90+ days past due and accruing	4,686	5,335	5,326	4,888	4,804
Other real estate owned and
repossessed assets	1,989	1,208	2,068	2,039	2,067
Total	$21,413	$13,305	$16,539	$19,228	$19,959

Nonperforming loans to total loans	0.20%	0.13%	0.16%	0.20%	0.21%
Nonperforming assets to total assets	0.14%	0.09%	0.11%	0.15%	0.16%
Nonperforming assets to earning assets	0.14%	0.09%	0.11%	0.15%	0.16%
Allowance for credit losses to nonaccrual loans	810.58%	1,725.23%	1,191.36%	850.91%	725.14%

Restructured accruing loans	$426	$431	$437	$441	$794

Restructured accruing loans to total loans	-%	-%	-%	0.01%	0.01%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021
Beginning balance:	$2,576	$2,893	$2,918	$3,542	$1,433
Additions	-	-	-	-	2,146
Net (paydowns) / advances	(94)	(303)	(25)	(624)	(37)
Charge-offs	-	(14)	-	-	-
Ending balance	$2,482	$2,576	$2,893	$2,918	$3,542

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021
Interest income:
Interest and fees on loans	$103,105	$100,348	$96,119	$95,451	$93,803
Taxable securities	8,223	6,747	6,544	6,315	5,807
Nontaxable securities	43	47	62	86	107
Federal funds sold	13	18	4	4	3
Other interest and dividends	1,804	1,794	1,507	863	676
Total interest income	113,188	108,954	104,236	102,719	100,396
Interest expense:
Deposits	5,843	6,271	6,581	6,836	6,881
Borrowed funds	1,623	1,533	1,335	1,215	1,150
Total interest expense	7,466	7,804	7,916	8,051	8,031
Net interest income	105,722	101,150	96,320	94,668	92,365
Provision for credit losses	5,362	8,451	5,963	9,652	7,451
	100,360	92,699	90,357	85,016	84,914
Non-interest income:
Service charges on deposit accounts	2,142	1,297	1,727	1,907	1,908
Mortgage banking	526	471	1,423	2,699	2,747
Credit card income	2,372	2,200	2,043	1,912	1,192
(Loss) gains on sale of debt securities	(3,335)	-	-	620	-
Increase in cash surrender value life insurance	1,608	1,630	1,671	1,683	1,658
Other operating income	4,635	1,767	1,162	777	958
Total non-interest income	7,948	7,365	8,026	9,598	8,463
Non-interest expense:
Salaries and employee benefits	18,301	17,303	17,995	16,887	15,543
Equipment and occupancy expense	2,933	2,910	2,996	2,844	2,654
Third party processing and other services	5,605	4,856	4,144	3,946	3,416
Professional services	992	913	948	1,107	923
FDIC and other regulatory assessments	1,132	1,042	1,630	1,425	1,582
Other real estate owned expense	3	48	123	540	157
Other operating expense	8,252	11,417	6,541	4,560	4,639
Total non-interest expense	37,218	38,489	34,377	31,309	28,914
Income before income tax	71,090	61,575	64,006	63,305	64,463
Provision for income tax	13,477	7,822	11,507	13,278	13,008
Net income	57,613	53,753	52,499	50,027	51,455
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$57,613	$53,722	$52,499	$49,996	$51,455
Basic earnings per common share	$1.06	$0.99	$0.97	$0.92	$0.95
Diluted earnings per common share	$1.06	$0.99	$0.96	$0.92	$0.95

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	1st Quarter 2022		4th Quarter 2021		3rd Quarter 2021		2nd Quarter 2021		1st Quarter 2021
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$9,621,484	4.34%	$9,032,914	4.40%	$8,653,632	4.40%	$8,618,139	4.43%	$8,484,914	4.47%
Tax-exempt (2)	25,195	4.09	26,148	4.07	26,542	4.05	26,854	4.05	27,592	4.17
Total loans, net of
unearned income	9,646,679	4.34	9,059,062	4.40	8,680,174	4.39	8,644,993	4.43	8,512,506	4.47
Mortgage loans held for sale	927	1.75	998	1.99	7,050	1.69	11,470	1.92	13,601	1.94
Debt securities:
Taxable	1,518,572	2.17	1,134,378	2.38	969,715	2.70	936,863	2.70	878,118	2.65
Tax-exempt (2)	8,812	2.32	9,823	2.36	12,382	2.39	16,872	2.47	21,084	2.43
Total securities (3)	1,527,384	2.17	1,144,201	2.38	982,097	2.70	953,735	2.69	899,202	2.64
Federal funds sold	16,639	0.32	39,445	0.18	8,551	0.19	8,224	0.20	11,935	0.10
Restricted equity securities	7,371	3.74	873	3.18	-	-	-	-	-	-
Interest-bearing balances with banks	3,637,882	0.20	4,561,662	0.16	3,761,652	0.16	2,790,524	0.12	2,262,233	0.12
Total interest-earning assets	$14,836,882	3.10%	$14,806,241	2.92%	$13,439,524	3.08%	$12,408,946	3.32%	$11,699,477	3.48%
Non-interest-earning assets:
Cash and due from banks	74,534		79,293		90,034		85,478		71,166
Net premises and equipment	61,209		61,837		62,845		61,240		57,198
Allowance for credit losses, accrued
interest and other assets	313,560		303,300		315,178		320,729		320,407
Total assets	$15,286,185		$15,250,671		$13,907,581		$12,876,393		$12,148,248

Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand deposits	$1,594,645	0.20%	$1,499,918	0.19%	$1,431,420	0.19%	$1,350,098	0.19%	$1,294,614	0.19%
Savings	135,545	0.18	123,179	0.18	122,579	0.17	104,283	0.18	93,375	0.18
Money market	4,985,224	0.26	5,100,192	0.26	5,328,291	0.26	5,321,338	0.26	5,057,828	0.27
Time deposits	792,930	0.92	807,342	1.05	806,108	1.15	801,928	1.33	808,561	1.44
Total interest-bearing deposits	7,508,344	0.32	7,530,631	0.33	7,688,398	0.34	7,577,647	0.36	7,254,378	0.38
Federal funds purchased	1,620,012	0.23	1,608,349	0.21	1,205,327	0.21	970,708	0.22	849,772	0.22
Other borrowings	64,708	4.32	64,704	4.23	64,694	4.23	64,694	4.28	64,689	4.33
Total interest-bearing liabilities	$9,193,064	0.33%	$9,203,684	0.34%	$8,958,419	0.35%	$8,613,049	0.37%	$8,168,839	0.40%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	4,870,701		4,856,243		3,800,972		3,154,605		2,923,041
Other liabilities	59,619		54,134		48,060		52,027		39,442
Stockholders' equity	1,156,186		1,121,578		1,078,987		1,038,012		996,741
Accumulated other comprehensive
income	6,615		15,032		21,143		18,700		20,185
Total liabilities and
stockholders' equity	$15,286,185		$15,250,671		$13,907,581		$12,876,393		$12,148,248
Net interest spread		2.77%		2.58%		2.73%		2.95%		3.08%
Net interest margin		2.89%		2.71%		2.85%		3.06%		3.20%

(1)	Average loans include nonaccrual loans in all periods. Loan fees of $6,823, $7,686, $7,203, $9,915 and $10,400 are included in interest income in the first quarter of 2022, the fourth quarter of 2021, the third quarter of 2021, the second quarter of 2021 and the first quarter of 2021, respectively.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)	Unrealized gains on debt securities of $8,245, $18,974, $26,709, $24,547 and $22,027 for the first quarter of 2022, fourth quarter of 2021, third quarter of 2021, second quarter of 2021 and first quarter of 2021, respectively, are excluded from the yield calculation.